- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                          (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              THE PARKWAY COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: ______
         ________________________

     (2) Aggregate number of securities to which transaction applies: _________
         ________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): __________
         ____________________________________________

     (4) Proposed maximum aggregate value of transaction: ____________________

     (5) Total fee paid: _____________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ______________________________________________

     (2) Form, Schedule or Registration Statement No.: ________________________

     (3) Filing Party: ________________________________________________________

     (4) Date Filed: __________________________________________________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              THE PARKWAY COMPANY
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                                   NOTICE OF
                       1995 ANNUAL SHAREHOLDERS' MEETING

To the Shareholders:

     Notice is hereby given that the 1995 Annual Meeting of Shareholders (the "Meeting") of The Parkway Company (the "Company") will be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi at 1:30 p.m., Jackson time, on Wednesday, May 31, 1995 for the following purposes:

     1. To elect ten (10) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 1995; and

     3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 12, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SARAH P. CLARK
                                          Vice President, Chief
                                          Financial Officer and Secretary

Date: April 28, 1995

- --------------------------------------------------------------------------------
| SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED |
| PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED |
| IN THE UNITED STATES                                                         |
- --------------------------------------------------------------------------------

                                                                  April 28, 1995

                              THE PARKWAY COMPANY
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                          ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 1995

     The following information is furnished in connection with the Annual Meeting of Shareholders (the "Meeting") of The Parkway Company (the "Company") to be held on Wednesday, May 31, 1995 at 1:30 p.m., Jackson time, at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi. A copy of the Company's Annual Report to Shareholders for the fiscal period ended December 31, 1994 accompanies this proxy statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, P. O. Box 22728, Jackson, Mississippi 39225-2728. This Proxy Statement will first be sent to shareholders on or about April 28, 1995.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a shareholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock of the Company, $1.00 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on April 12, 1995. On such date there were 1,563,308 Shares outstanding, entitled to one vote each.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) beneficially owned, as of March 1, 1995, more than five percent of the Shares outstanding except as set forth in the following table:

    NAME AND ADDRESS                                                AMOUNT          PERCENT
    OF BENEFICIAL OWNER                                        BENEFICIAL OWNED     OF CLASS
    -------------------                                        ----------------     --------
    John D. Weil and others
    509 Olive Street
    Suite 705
    St. Louis, Missouri 63101................................       89,200(1)            5.7%

    Leland R. Speed
    300 One Jackson Place
    188 East Capitol Street
    Jackson, Mississippi 39201-2195..........................       86,574(2)            5.5

- ---------------

(1) Based upon a Schedule 13D filed with the Securities and Exchange Commission on January 11, 1993 by Mr. Weil; Clayton Management Company, a company controlled by Mr. Weil; and two of Mr. Weil's brothers. The Schedule 13D indicates that Weil beneficially owns 60,000 Shares, Clayton Management Company beneficially owns 9,000 Shares, and Mr. Weil's brothers beneficially own an aggregate of 20,200 Shares.

(2) Does not include (i) 14,105 Shares owned by Mr. Speed's spouse, (ii) 25,300 Shares owned by Mr. Speed's son, Stewart, (iii) 12,523 Shares held by Mr. Speed's son, Forrest, and (iv) 5,929 Shares owned by Mr. Speed's son, Warren.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Shares beneficially owned, as of March 1, 1995, by each director and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                                       AMOUNT
                                                                    BENEFICIALLY     PERCENT
                                 NAME                                  OWNED         OF CLASS
                                 ----                               ------------     --------
    Daniel C. Arnold..............................................      14,035          0.90%
    H. C. Bailey, Jr..............................................       7,923          0.51
    George R. Farish..............................................       5,000          0.32
    B. Pat Green, Jr..............................................      10,100          0.65
    Sidney W. Lassen..............................................       5,872          0.38
    C. Herbert Magruder...........................................      19,691(1)       1.26
    W. Lincoln Mossop, Jr.........................................       3,548          0.23
    Joe F. Lynch..................................................      31,578          2.02
    Leland R. Speed...............................................      86,574(2)       5.54

                                                                       AMOUNT
                                                                    BENEFICIALLY     PERCENT
                                 NAME                                  OWNED         OF CLASS
                                 ----                               ------------     --------
    Steven G. Rogers..............................................      29,016          1.86
    Sarah P. Clark................................................         600           .04
    Directors and officers as a group.............................     213,937         13.68

- ---------------

(1) Includes (i) 300 Shares beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership and (ii) 1,342 Shares he holds as trustee.

(2) See Note (2) under "Security Ownership of Certain Beneficial Owners."

                            1. ELECTION OF DIRECTORS

NOMINEES

     In accordance with the By-Laws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at ten. All ten positions on the Board are to be filled by the vote of the shareholders at the Meeting. Each person so elected shall serve until the next Annual Meeting and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees are currently serving as directors of the Company and were elected at the 1994 Annual Meeting of Shareholders, except Mr. Friou, who joined the Board in connection with the Company's merger with EB, Inc. in April 1995.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

       NAME, POSITION AND                           PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY        AGE             EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------        ---             ----------------------------------
Daniel C. Arnold.................   65     Director of Farm & Home Financial Corporation from
  Director since 1994                      1989 to 1994 and its Chairman of the Board, President and
                                           Chief Executive Officer from 1989 to 1991.
H.C. Bailey, Jr..................   55     President of H.C. Bailey Company (real estate
  Director since 1988                      development and investment); Chairman of the Board and President of Security Savings & Loan Association (2) until
                                           1992; President of Bailey Mortgage Company (mortgage
                                           banking) until 1992.
George R. Farish.................   41     Chief Executive Officer of Houston Savings
  Director since 1981                      Association.
Roger P. Friou...................   60     Chief Financial Officer of Jitney Jungle Stores of
  Director since 1995                      America, Inc. (a retail supermarket chain)
B. Pat Green, Jr.................   62     Chairman of Green Oil Company, Inc. (a retail chain
  Director since 1981                      of gasoline stations and car washes); sole proprietor
                                           of Green Investment Company (real estate
                                           development).

       NAME, POSITION AND                           PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY        AGE             EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------        ---             ----------------------------------
Sidney W. Lassen.................   60     Chairman and Chief Executive Officer of Sizeler
  Director since 1993                      Property Investors, Inc. (a real estate investment trust);
                                           Chief Executive Officer of Sizeler Realty Co., Inc.
                                           (a real estate company).
Joe F. Lynch.....................   62     Consultant to the Company since 1994; Chairman of
  Director since 1994                      the Board and Chief Executive Officer of the First
                                           Continental Real Estate Investment Trust from 1989
                                           to 1994; Vice Chairman of the Board of Farm & Home
                                           Financial Corporation and of Farm & Home Savings
                                           Association from 1991 to 1994.
C. Herbert Magruder..............   62     Physician and a partner in the medical firm of
  Director since 1988                      Carolina Pathology Associates.
W. Lincoln Mossop, Jr............   60     General partner of Barrett & Co. (securities brokers
  Director since 1986                      and dealers and a member firm of the Boston Stock
                                           Exchange, Inc.).
Leland R. Speed..................   62     Chief executive officer of the Company and EastGroup
  Chairman since 1988, Chief               Properties; President of LNH REIT, Inc. since 1992;
  Executive Officer since 1980             served as Chief Executive Officer of Congress Street
  and Director since 1978                  Properties, Inc., Eastover Corporation and Rockwood
                                           National Corporation until 1994 and EB, Inc. until
                                           1995.(3)

- ---------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

(2) Security Savings & Loan Association was placed in conservatorship by the Resolution Trust Corporation in 1992.

(3) Each of these companies is primarily engaged in the real estate business. See "Expense-Sharing Arrangement."

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

                           NOMINEE                                        COMPANY
                           -------                                        -------
    Daniel C. Arnold.....................................   CareerStaff Unlimited, Inc.
                                                            U.S. Physical Therapy, Inc.

    H.C. Bailey, Jr......................................   EastGroup Properties
                                                            LNH REIT, Inc.

    George R. Farish.....................................   LNH REIT, Inc.

    Sidney W. Lassen.....................................   Hibernia Corporation
                                                            Sizeler Property Investors, Inc.

    C. Herbert Magruder..................................   United Financial Corporation of
                                                            South Carolina

    Leland R. Speed......................................   EastGroup Properties
                                                            Farm Fish, Inc.
                                                            First Mississippi Corporation
                                                            LNH REIT, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Farish, Lynch and Mossop. The functions performed by this Committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met two times during the year ended December 31, 1994.

     The Compensation Committee of the Board, which currently consists of Messrs. Green and Magruder, met two times during the year ended December 31, 1994. The Committee's function is to recommend compensation levels for directors and review compensation levels for officers and administer the Company's 1994 Stock Option Plan.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     During the year ended December 31, 1994, the full Board of Directors met on seven occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

            NAME, POSITION AND                           PRINCIPAL OCCUPATION AND BUSINESS
         TENURE WITH THE COMPANY             AGE        EXPERIENCE FOR PAST FIVE YEARS (1)
         -----------------------             ---        -----------------------------------
Leland R. Speed...........................   62     See table under "Nominees."
  Chief Executive Officer since 1980

Steven G. Rogers..........................   40     President of the Company since 1993 and
  President since 1993                              Senior Vice President of the Company from
                                                    1988 to 1993; Senior Vice President of LNH
                                                    REIT, Inc. since 1992; Senior Vice President
                                                    of Congress Street Properties, Inc., Eastover
                                                    Corporation, EastGroup Properties and Rockwood
                                                    National Corporation until 1994 and EB, Inc.
                                                    until 1995.

Sarah P. Clark............................   35     Vice President and Assistant Secretary of
  Vice President, Chief Financial Officer           the Company since 1992; Vice President and
  and Secretary                                     Assistant Secretary of Congress Street
                                                    Properties, Inc., Eastover Corporation,
                                                    EastGroup Properties and Rockwood National
                                                    Corporation from 1992 to 1994 and of EB,
                                                    Inc. from 1992 to 1995; Vice President of
                                                    LNH REIT, Inc. since 1992; Controller of
                                                    Eastover from 1986 to 1992 and EastGroup
                                                    from 1990 to 1992; Controller of the
                                                    Company from 1986 to 1990.

                             EXECUTIVE COMPENSATION

     Until December 31, 1994, the executive officers of the Company were paid by Congress Street Properties, Inc. ("Congress Street") and those costs were then allocated among the Expense-Sharing Participants (described below) in accordance with the expense-sharing arrangements.

     The following table (the "Summary Compensation Table") summarizes, for the fiscal years ended December 31, 1994, 1993 and 1992, (i) the amount of the compensation allocated to the Company that was paid by Congress Street to the Company's Chief Executive Officer and all other officers whose cash compensation for service to all of the Expense-Sharing Participants during the year ended December 31, 1994 exceeded $100,000 (the "Named Officers".)

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                 ANNUAL COMPENSATION (1)        ---------------------------------------------
                             --------------------------------                       LTIP
 NAME AND PRINCIPAL                              OTHER ANNUAL                      PAYOUTS      ALL OTHER
      POSITION        YEAR   SALARY     BONUS    COMPENSATION   OPTIONS/SARS (2)    $ (3)    COMPENSATION (4)
- --------------------  ----   -------   -------   ------------   -----------------  -------   ----------------
Leland R. Speed.....  1994   $58,673   $ 7,379           --          15,000        $21,220        $1,581
  Chief Executive     1993    66,927        --           --            --            4,145         3,867
  Officer             1992    82,198    17,874           --            --            1,152         3,835

Steven G. Rogers....  1994    30,761     5,985           --          45,000         16,977         1,581
  President           1993    36,786     8,870           --            --            3,317         2,912
                      1992    35,298     9,059           --            --              921         2,304

David H. Hoster II..  1994    37,708     4,788           --           7,500         19,521         1,581
  Executive           1993    44,499     7,096           --            --            3,814         2,895
  Vice President      1992    49,982     7,247           --            --            1,059         2,700

N. Keith McKey......  1994    26,850     3,420           --          15,000          8,300         1,351
  Executive Vice-     1993    31,808     2,129           --            --            2,487         1,670
  President, Chief    1992    30,769     2,174           --        3,201/1,761         691         1,553
  Financial Officer
  and Secretary

- ---------------

(1) All amounts are the Company's share of the particular Named Officer's compensation as allocated under the expense-sharing arrangement.

(2) The options granted in 1994 were granted on September 23, 1994 under the Company's 1994 Stock Option Plan, and vest one-half on the first anniversary date of grant and one-half on the second anniversary date of grant. In connection with the termination of the expense-sharing arrangements described below, the Compensation Committee agreed to amend the options granted to Messrs. Hoster and McKey so that the options vested completely upon their resignation as officers of the Company (December 31, 1994) and so that these individuals will have two years from their resignation to exercise the options. The options and SARs granted in 1992 were granted in tandem under the Company's 1991 Incentive Plan (the "Incentive Plan") and became exercisable in three equal annual installments beginning on the first anniversary of their date of grant (December 18, 1992).

(3) These payments were made under Incentive Compensation Units granted under the Incentive Plan. The amount for 1994 includes a payment made in December 1994 in consideration of the officer agreeing to cancel the remaining term of the option which payment was made in Shares. An Incentive Compensation Unit was a right to receive an amount equal to the dividend paid on a specified number of Shares during a five year period beginning on the date of the grant of the unit. The amount payable with respect to an Incentive Compensation Unit was credited to an account for the holder of such unit. The grantee of the Incentive Compensation Unit was entitled to a cash payment of 20% of the amount in the account of the first anniversary date of its grant, 40% on the second anniversary date, 60% on the third anniversary date, 80% on the fourth anniversary date and 100% on the fifth anniversary date.

(4) This amount is the Company's share of Congress Street's discretionary contribution to a 401(K) plan for the respective Named Officer's benefit.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 1994. The "Potential Realizable Value" columns assume that the price of Shares will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. The price of Shares on the date of grant was $13.78. There can be no assurance that such appreciation will take place.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                               OPTION TERM
             ----------------------------------------------------------------------------     ----------------------
             (A)                   (B)              (C)             (D)           (E)            (F)           (G)
                                NUMBER OF
                                SECURITIES
                                UNDERLYING       % OF TOTAL
                                 OPTIONS/       OPTIONS/SARS      EXERCISE
                                   SARS          GRANTED TO       OR BASE
                                 GRANTED         EMPLOYEES         PRICE       EXPIRATION
             NAME                  (#)         IN FISCAL YEAR      ($/SH)         DATE          5%($)          10%($)
             ----               ----------     --------------     --------     ----------     ----------     ----------
Leland R. Speed...............     9,000(1)         10.9%          $13.78        9/22/04       $  78,120      $ 202,410
                                   6,000(1)                         18.33        9/22/04          24,780        104,160

Steven G. Rogers..............    27,000(1)         32.8            13.78        9/22/04         234,360        607,230
                                  18,000(1)                         18.33        9/22/04          74,340        312,480

David H. Hoster II............     4,500(1)          5.5            13.78        9/22/04          39,060        101,205
                                   3,000(1)                         18.33        9/22/04          12,390         52,080

N. Keith McKey................     9,000(1)         10.9            13.78        9/22/04          78,120        202,410
                                   6,000(1)                         18.33        9/22/04          24,780        104,160

- ---------------

(1) These options were granted on September 23, 1994 and vest as described in
    Note 2 to the Summary Compensation Table. These options do not have tandem stock appreciation rights.

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and SARs and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of Shares on the NASDAQ National Market System on December 30, 1994 ($13.375).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                                VALUE OF
                                                          NUMBER OF UNEXERCISED         UNEXERCISED IN-THE-MONEY
                            SHARES                         OPTIONS AT FY-END(#)           OPTIONS AT FY-END($)
                           ACQUIRED        VALUE       ----------------------------     -------------------------
           NAME           ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE(2)     EXERCISABLE/UNEXERCISABLE
           ----           -----------     --------     ----------------------------      ------------------------
Leland R. Speed...........    15,991      $216,878(1)            0/15,000                         $0/$0
  Chief Executive Officer
David H. Hoster II........    14,714       199,561(1)            0/ 7,500                         $0/$0
  President
Steven G. Rogers..........    12,796       173,548(1)            0/45,000                         $0/$0
  Senior Vice President
N. Keith McKey............    12,796       171,686(1)            0/15,000                         $0/$0
  Executive Vice
     President,
  Chief Financial Officer
  and Secretary

- ---------------

(1) Includes value realized from the simultaneous exercise of stock appreciation rights related to the exercised options.

(2) The unexercisable options represent the options granted to the Named Officer on September 23, 1994 under the 1994 Stock Option Plan.


     Directors' Fees. Under the Company's standard compensation arrangement with directors (other than Mr. Speed, who is a salaried officer), directors are paid a monthly stipend of $500, plus $1,000 and reimbursement of expenses for each meeting of the Board and $750 and reimbursement of expenses for each meeting of a committee established by the Board. Only one fee is paid in the event more than one meeting is held on a single day.

     Directors Plan. The Company's 1991 Directors Stock Option Plan (the "Directors Plan") authorizes the issuance of options for up to 100,000 Shares to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the Directors Plan, each Non-Employee Director of the Company on September 13, 1991 was automatically granted an option to purchase 5,000 Shares. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 5,000 Shares on the date the person becomes a Non-Employee Director, if such Shares are available. Each Non-Employee Director will also be granted an option to purchase an additional 1,500 Shares on the date of any annual meeting at which such Non-Employee Director is reelected to the Board. The option exercise price is the closing price of a Share if the Company's Shares are listed on an exchange or the average between the bid and the asked price for that date if the Shares are traded over-the-counter (or, if no Shares were publicly traded on that date, the next preceding date that such Shares were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     No options were exercised under the Trustees Plan during the year ended December 31, 1994. On May 10, 1994, Daniel C. Arnold and Joe F. Lynch were each granted an option to purchase 2,500 Shares at an exercise price of $12.00 per Share. Messrs. Arnold and Lynch were not granted options for 5,000 Shares because there were not sufficient Shares available under the Directors Plan; the number of Shares remaining to be issued under the Directors Plan was divided equally between Messrs. Arnold and Lynch. On December 8, 1994, Messrs. Arnold and Lynch were each granted options to purchase 4,000 Shares (the 2,500 Shares referenced above and 1,500 Shares as a result of their reelection) and Messrs. Bailey, Farish, Green, Lassen, Magruder and Mossop were each granted options to purchase 1,500 Shares. The exercise price of all of these options is $13.75 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     During the year ended December 31, 1994, the Company had loan agreements whereby it advanced funds to Lake Forest, Inc. ("Lake Forest"), a wholly-owned subsidiary of Rockwood National Corporation ("Rockwood"), to fund continuing operations. Rockwood was a member of the Eastover Group of Companies until June 29, 1994, at which time Rockwood entered into a series of transactions pursuant to which its debts and the debts of its wholly-owned subsidiary, Lake Forest, were restructured, the Administration Agreement between Congress Street and Rockwood was transferred to Eastover Realty, Inc. ("ERI"), an unrelated entity, and designees of ERI were appointed directors and officers of Rockwood. In connection with the restructuring, the Company prepaid on June 29, 1994 a promissory note in the principal amount of $2,274,000 payable to Lake Forest. This debt was incurred in connection with the purchase of 80 acres of undeveloped commercial land from Lake Forest. Immediately prior to the restructuring, the Company also had the following outstanding credit facilities with Rockwood and Lake Forest:

          (i) Participation on a line of credit with Trustmark National Bank to the extent of $750,000 bearing interest at 2% above the prime rate. Interest was payable monthly and the note was due on demand. Terms of the participation called for Parkway to advance up to $750,000 under the line of credit. Parkway was participating pari passu on the loan, which was collateralized by approximately 465 acres of real estate in New Orleans. On June 29, 1994 this note was paid in full in connection with the restructuring of Rockwood's debts described above.

          (ii) Revolving credit note dated July 14, 1993 in the maximum principal amount of $250,000 bearing interest at the prime rate plus 2%. Interest was payable quarterly with the note maturing July 14, 1994. This note was guaranteed by Rockwood and secured by real estate in New Orleans, Louisiana. This note was restructured in connection with the restructuring of Rockwood's debts on June 29, 1994, and as of December 31, 1994, $177,000 was outstanding on this restructured debt.

     In connection with the purchase of 80 acres of undeveloped commercial land from Lake Forest, Rockwood issued to the Company a warrant to purchase 800,000 shares of Rockwood common stock exercisable at $.375 per share during the period beginning June 17, 1991, and ending December 31, 1995. No warrants have been exercised through December 31, 1994. The Company is a major shareholder in Rockwood (approximately 24%).

     On January 1, 1994, the Company signed a note whereby it loaned $100,000 to its then affiliate, Eastover Corporation. This note accrued interest at prime plus 1% with interest due quarterly. The collateral for this note was a security interest in shares of EastGroup Properties. This note was paid in full during 1994.

EXPENSE-SHARING ARRANGEMENTS

     Description of Arrangements. Until December 31, 1994, the Company had an expense-sharing agreement with Congress Street, EastGroup Properties ("EastGroup") and Eastover Corporation ("Eastover")

(which are more fully described below) pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of each member company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. EB had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing agreement on the same basis as the companies which were parties to the expense-sharing arrangement until November 29, 1994. Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities. These common costs were initially paid by Congress Street, which served as the administrator of the arrangement, and the other participants paid Congress Street an annual fee (on a monthly basis) of one-half of one percent of their assets which were publicly-traded securities. After these fees and any profits of Eastover Realty Corporation (see "Eastover Realty Corporation" below)were subtracted from total common costs, the remaining common costs were allocated on a monthly basis among EastGroup, the Company, Congress Street, Eastover and EB in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filing. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs included but were not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of a similar nature. Since the allocation formula was not based upon actual costs incurred by each member company, the allocation may have, from time to time, resulted in a greater or lesser charge to each member company than would have resulted if actual costs to each member company were allocated.

     LNH REIT, Inc. ("LNH") also had a separate administration agreement with Congress Street pursuant to which LNH shared common offices and personnel with Congress Street, the Company, EB and the other participants, and LNH paid Congress Street a fixed annual fee of $125,000.

     Because conflicts of interest may have arisen from the management of the participating companies by common officers, agreements governing these expense-sharing arrangements included the following provisions designed to prevent such conflicts of interest and to deal with those that have arisen on an equitable basis:

     (1) Subject to the conditions described below, when officers submit and recommend to the board of any company the proposed acquisition of any property or security, the officers of that company shall cause the same opportunity to be presented to the board of each of the other companies. If two or more of the companies determine to participate in the transaction, the provisions of paragraph (3) below will govern. Notwithstanding the foregoing provisions, an investing company need not present an investment opportunity to another company if it proposes to purchase securities issued by it or if, in the good faith judgment of their common officers, the investment opportunity involves the acquisition of (i) an investment which is one in which that company would not invest because it does not come under that company's Investment Strategy (as defined below), (ii) property in which the investing company has an existing ownership or other type of interest and the latter company has none, or (iii) securities of an issuer in which the investing company has an existing investment and the latter company has none. Whenever any company authorizes the sale, transfer or modification of its interest in a property or of its holdings of securities of an issuer, it must so inform the board of each company which also has an interest in that property or which owns securities of that issuer; unless impractical to do so, that information must be given to the board of the latter company at the next scheduled meeting of the board of the latter company. If the board of the latter company authorizes similar action, the provisions of paragraph (3) will govern.

     (2) No company will sell any property or security to, or purchase any property or security from, any other company unless that sale or purchase is approved and determined to be fair to each company in the transaction by a majority of the trustees or directors of that company who are not affiliated as officers, trustees, directors or controlling persons of any other company in the transaction.

     (3) Whenever two or more of the companies shall concurrently undertake to acquire or dispose of interests in the same property or in the same class of securities under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property or securities to be acquired or disposed of in a single transaction, the property or securities will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property or securities which its board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property or class of security which its board has determined to acquire or dispose of. In the event that the boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or, if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this paragraph may be modified with respect to a particular transaction by the board of each company if it appears that such modification is required in the interests of fairness, but any such modification must be approved by majorities of the trustees or directors of each company participating in the transaction, including a majority of the trustees or directors of each participating company who are not officers, trustees, directors or controlling persons of any other company participating in the transaction.

     (4) Each company shall from time to time provide each of the other companies with a statement approved by that company's board of directors or trustees setting forth that company's present strategy with respect to the acquisition of additional property or other investments, describing the type of assets which that company desires to purchase, that company's financial and other objectives with respect to investments, the types of assets in which that company does not wish to invest, and any other factors deemed appropriate by the company's board of directors or trustees (the "Investment Strategy"). A company may change its Investment Strategy by giving notice to the other companies, and such change shall take effect 30 days after the date of the notice.

     The Investment Strategy of EB, Congress Street, LNH and Eastover was not to make further investments. The Company's Investment Strategy involves acquiring equity positions in private or publicly traded companies which may or may not result in mergers or acquisitions. The Company will also invest directly in real property in the form of equity ownership or mortgages, however, the Company will seek to control its investments by owning substantially all of the investment and will avoid investments directly in real property that would result in a minority interest. EastGroup's Investment Strategy also involves acquiring equity interests in real property; however, based on EastGroup's size relative to that of the Company, any investment opportunity of EastGroup in which the Company could seek to participate would result in the Company holding only a non-controlling minority interest. Accordingly, the Company believes that EastGroup is not presently required to offer any of its investment opportunities to the Company or any other member company of the Eastover Group.

     The expense-sharing agreement was in effect from year to year and was automatically renewable although any participant may have terminated its participation in the arrangement at any time upon 60 days notice (or a shorter period if necessary for a participating real estate investment trust to maintain its tax status). If a participant did terminate, the expense-sharing agreement would remain in effect with the remaining participants so long as Congress Street had not given notice of termination. The expense-sharing agreement contemplated that other real estate companies may have participated in the future upon the same terms, unless one or more of the other participating companies objected.

     Background of Participants. EB and the Company began participating in the expense-sharing arrangement in 1993 and 1980, respectively. Other than the Company and EB, the other participants and the dates they began participating in the expense-sharing arrangement are as follows: EastGroup, a Maryland real estate investment trust, since 1983; Congress Street, a former Delaware corporation engaged in the real estate business which merged with a wholly-owned subsidiary of the Company on November 29, 1994, since 1984; Eastover, a former Louisiana real estate investment trust which merged with a wholly-owned subsidiary of EastGroup on December 22, 1994, since 1979; and LNH, a Maryland corporation operating as a real estate investment trust, since 1992. (The companies which participated in the expense-sharing arrangement, including LNH, are collectively referred to herein as the "Expense-Sharing Participants.")

     Total Assets and Common Costs. The following table shows the total assets of each of the participants in the expense-sharing arrangement that were publicly-traded securities and assets other than publicly-traded securities as shown on their most recent publicly available balance sheets, the date of such balance sheets and the percentage relationship of each participant's non-securities assets to the total non-securities assets of all participants as a group.

                                                               AMOUNT OF ASSETS
                                        AMOUNT OF ASSETS          OTHER THAN        PERCENT OF TOTAL
                       DATE OF         THAT ARE PUBLICLY       PUBLICLY TRADED       NON-SECURITIES
 NAME OF COMPANY(1) BALANCE SHEET     TRADED SECURITIES(2)      SECURITIES(2)       ASSETS OF GROUPS
- ------------------- -------------     --------------------     ----------------     ----------------
EastGroup...........    9/30/94           $    978,000           $149,940,000             68.60%
The Company.........    9/30/94             16,371,000             46,083,000             21.08
Eastover............    9/30/94             14,551,000                385,000               .18
EB..................    9/30/94             14,154,000             22,164,000             10.14
Congress Street.....    8/31/94             11,957,000                   --(3)               --

- ---------------

(1) Asset information as to LNH is not included because it paid a fixed annual fee as its contribution to the expense-sharing agreement.

(2) Asset figures are unaudited with respect to all companies.

(3) Number is negative and assumed to be zero for purposes of allocating common costs.

     During the twelve months ended December 31, 1994, a total of $2,133,913 of common costs were incurred by EastGroup, the Company, Eastover, Congress Street and EB. These common costs were allocated under the expense-sharing arrangement as follows: $1,225,021 to EastGroup; $508,041 to the Company; $74,617 to Eastover; $50,745 to Congress Street; and $275,489 to EB.

     Termination of Arrangements. In connection with the business combinations involving the Expense-Sharing Participants (i.e., Congress Street merged with a wholly-owned subsidiary of the Company on November 29, 1994, EB combined with the Company on April 27, 1995 and Eastover combined with EastGroup on December 22, 1994), the above described expense-sharing arrangements terminated on December 31, 1994, except that EastGroup has the responsibility for managing LNH under the prior administration agreement between LNH and Congress Street. Since that date, the Company and EastGroup each have their own respective officers and employees, who do not serve as officers or employees of the other company, except for Leland R. Speed, who continues to serve as the Chief Executive Officer of both companies, and a small number of clerical and support staff employees. Certain officers of the Company continue to serve as officers of EB, and EB pays the Company an administrative fee based on EB's share of the common costs for the last quarter of 1994, which will be prorated if terminated by reason of the merger or otherwise (either party may terminate the arrangement on 30 days' notice). The officers of EastGroup also continue to serve as officers of LNH; in addition, two officers of the Company -- Steven G. Rogers and Sarah P.
Clark -- continue to serve as officers of LNH. David H. Hoster II and N. Keith McKey, who formerly served as officers of all the Expense-Sharing Participants, now serve as officers of EastGroup and LNH and not the Company.

     Eastover Realty Corporation. Eastover Realty Corporation ("Eastover Realty"), currently a wholly-owned subsidiary of the Company and prior to November 29, 1994, a wholly-owned subsidiary of Congress Street, manages several commercial and multi-family residential properties, for which it receives management fees. Eastover Realty also performs leasing and brokerage services on a commission basis. Pursuant to an understanding among the Expense-Sharing Participants, any income derived from Eastover Realty was used to offset common costs under the expense-sharing arrangements. In connection with the termination of the expense-sharing arrangements and the combinations of various of the Expense-Sharing Participants, the sharing of Eastover Realty's income has been terminated, so that the Company, as a result of its business combination with Congress Street, receives all of that income (or loss). Mr. Rogers has an agreement with Eastover Realty pursuant to which he is paid 15% of the profits of Eastover Realty. This payment will be in addition to his annual salary.

                       2. RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 1995. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

     The directors recommend a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1995. Unless instructed otherwise, proxies will be voted FOR this proposal.

                                3. OTHER MATTERS

     So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the shareholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals must be received at the Company's offices no later than December 31, 1995 in order to be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SARAH P. CLARK
                                          Vice President, Chief Financial
                                          Officer
                                          and Secretary

Jackson, Mississippi

P                                             THE PARKWAY COMPANY
R                                            300 ONE JACKSON PLACE
O                                           188 EAST CAPITOL STREET
X                                          JACKSON, MISSISSIPPI 39201
Y
                          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Leland R. Speed and H. C. Bailey, Jr., and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $1.00 par value ("Shares"), of The
         Parkway Company (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders (the
         "Meeting") to be held at the Company's offices, 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi on
         Wednesday, May 31, 1995, at 1:30 p.m., Jackson time, and directs that the Shares represented by this Proxy shall be voted as indicated below:

         Election of Directors, Nominees:                                     (change of address)
         Daniel C. Arnold; H.C. Bailey, Jr.; George R. Farish; Roger P.       __________________________________________
         Friou; B. Pat Green, Jr.; Sidney W. Lassen; Joe F. Lynch; C.         __________________________________________
         Herbert Magruder; W. Lincoln Mossop, Jr.; and Leland R. Speed.       __________________________________________
                                                                              __________________________________________
                                                                              (If you have written in the above space,
                                                                              please mark the corresponding box on the
                                                                              reverse side of this card.)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE
ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                                                  ---                                 SEE REVERSE
                                                                                                         SIDE


   / X /  PLEASE MARK YOUR                                            SHARES IN YOUR NAME
          VOTES AS IN THIS
          EXAMPLE.
                      FOR               WITHHELD                                 FOR       AGAINST     ABSTAIN
1. Election of       /  /                /  /        2. Proposal to ratify      /  /        /  /        /  /
   Directors                                            the appointment
   (see reverse)                                        of Ernst & Young,
   For, except vote withheld from the following         LLP as the inde-
     nominee(s):                                        pendent public accountants of the
                                                        Company for the fiscal year ending
   ----------------------------------                   December 31, 1995.

                                                     3. In their discretion,
                                                        the Proxies are
                                                        authorized to vote
                                                        upon such other
                                                        business as may properly
                                                        come before the
                                                        Meeting or any
                                                        adjournment thereof.

                                                     Change                     /  /
                                                       of
                                                     Address

                                                     Attend                     /  /
                                                     Meeting

                     SIGNATURE(S) _____________________________________________ DATE ___________    Joint owners should each sign.
                                                                                                    Executors, administrators,
                                                                                                    trustees, guardians and
                     SIGNATURE(S) _____________________________________________ DATE ___________    corporate officers should
                                                                                                    give title.
                     Please date and sign name exactly as it appears above and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.
